UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     April 21, 2003

Advanced Bio/Chem, Inc.
(formerly known as Ciro International, Inc.)
(Exact name of registrant as specified in its charter)

Delaware            000-30646             13-3963499
(State or other            (Commission            (IRS Employer
jurisdiction of              File Number)             Identification No.)
incorporation)

770 South Post Oak Lane, Suite 330, Houston, Texas        77056                    (Address of principal executive offices)            (Zip code)

Registrant’s telephone number, including area code      (713)622-2875

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this report is incorporated herein by reference.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on April 21, 2003, Ciro International, Inc. (“Ciro” or the “Company”) and Advanced Bio/Chem, Inc., a Texas corporation (“ABC”), entered into an Agreement and Plan of Merger (the “Agreement”) whereby a wholly owned subsidiary of Ciro, Ciro Acquisition Corp., a Texas corporation (which was inappropriately identified in the Agreement as Advanced Bio/Chem Acquisition Corp.), merged with and into ABC in a tax free exchange of shares, at which time ABC became a wholly owned subsidiary of Ciro (the "Merger"). The Merger became effective on June 12, 2003. The Company filed a Certificate of Amendment on June 20, 2003 with the Secretary of State of the State of Nevada.

The Merger was accomplished pursuant to the Agreement, which is attached hereto and incorporated herein by reference. On June 12, 2003, the effective date of the Merger, the stockholders of ABC received shares of Ciro on a one-for-one basis in exchange for their shares in ABC. In consideration for the Merger, on the effective date, the stockholders of ABC held approximately 65% of the issued and outstanding shares of common stock, $.001 par value per share, of the Company (the “Common Stock”), and the Company owns 100% of the issued and outstanding shares of common stock of ABC (the “ABC Common Stock”). At the closing of the Merger, the officer and director of the Company, Murray A. Wilson resigned, the officers of ABC prior to the Merger remained the management team of ABC and certain of those employees became officers of the Company. Further, the Company's board of directors, upon effectiveness of the Merger, consisted of persons nominated by the stockholders of ABC prior to the Merger. The terms of the Agreement were determined by arms' length negotiations between the parties.

Prior to the execution of the Agreement, there were no material relationships between (i) Ciro or any of its affiliates, any officer or director of Ciro or any associate of any such director or officer, and (ii) ABC or any of its affiliates, any officer or director of ABC or any associate of any such director or officer.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The exchange of shares by the Company and ABC was conducted pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Act”), on the basis that the transaction did not involve a public offering. As a result, the 6,179,300 shares of the Company Common Stock held by the stockholders of ABC following the consummation of the Merger are “restricted securities” subject to Rule 144 of the Act.  Upon consummation of the Merger, and in consideration thereof, the Company received 100% of the issued and outstanding shares of ABC Common Stock.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Prior to the execution of the Agreement, the principal stockholder[s] of the Company was Murray A. Wilson. The principal stockholders of ABC, who became holders of an aggregate of 3,463,806 shares of the Common Stock of the Company upon effectiveness of the Merger, were Ira Goldknopf and Helen Park. The information disclosed in Item 2.01 of this report is incorporated in this item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described above in Item 2.01, the Company amended its Articles of Incorporation to change its name from “Ciro International, Inc.” to “Advanced Bio/Chem, Inc.” The amendment became effective on June 20, 2003, the date of filing of a Certificate of Amendment by the Company with the Secretary of State of the State of Nevada.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired

(b) Pro forma financial information

(c) Exhibits

2.1	Agreement and Plan of Merger

2.2	Articles of Merger of Ciro Acquisition Corp. and Advanced Bio/Chem, Inc.

3.1    Amendment to the Articles of Incorporation of the Company

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Bio/Chem, Inc.

        December 10, 2004               By: /s/ John Mazzuto
                  Name: John Mazzuto
                  Title: Chief Financial Officer